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                                                                    Exhibit 10.2

                              CONSULTING AGREEMENT


            THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of the 8th day of May, 2000 by and between STEPHEN W. ELLIS ("Consultant"), and HOTJOBS.COM, LTD. ("Company). Consultant and Company may sometimes hereinafter be referred to individually as a "party" or jointly as the "parties".

                              W I T N E S S E T H:

            WHEREAS, Company desires to retain Consultant's services on a temporary basis for the purpose of assisting Company in providing certain strategic and other services; and

            WHEREAS, Consultant is willing to provide such services to Company;

            NOW, THEREFORE, in consideration of the mutual promises and obligations specified in this Agreement, and any compensation paid to Consultant for services hereunder, and intending to be legally bound hereby, the parties agree as follows:

I.    SCOPE OF SERVICES

A. SCOPE OF SERVICES. Consultant agrees to render consulting services ("Services") to the Company for the term of this Agreement. The Services shall be as set forth in EXHIBIT A hereto and such other services as the Company may from time to time prescribe. Consultant also agrees to submit to the Company, in written form, any results of Consultant's work under this Agreement ("Results") and all documentation of work performed under this Agreement upon request by the Company's CEO and in a timely manner.

B. PAYMENT. Consultant shall be paid bi-weekly at a rate of Two Hundred Thousand Dollars ($200,000.00) per year.

II. TERM OF AGREEMENT. This Agreement shall commence on the date hereof and continue in full force until it is terminated in accordance with Article V hereof.

III. CONFIDENTIAL INFORMATION. Company may disclose or may have previously disclosed to Consultant or, or Consultant may obtain access to, develop, or create, proprietary and confidential information or material concerning or related to Company's products and/or services, or to Company's manufacturing and/or marketing processes, servicing, existing products, or general business operations. Such information or material may include, but is not limited to, the discovery, invention, research, improvement, manufacture, or sale of the products or services (including, without limitation, information created, discovered or developed by Consultant, or made known to Consultant during the term of this Agreement or arising out of Consultant's performance of the Services hereunder), or Company's trade secrets, processes, formulas, data, know-how, software, documentation, program files, flow/charts, drawings, software diagnostic techniques and other techniques, source and object code, standards, specifications, improvements, inventions, customer information, accounting data, statistical data, research projects, development and marketing plans, strategies, forecasts, computer programs, customer lists, sales, costs, profits, and pricing methods and organizations, employee lists and

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compensation plans (collectively, the "Information"). Consultant acknowledges the confidential and secret character of the Information and agrees that the Information is the sole, exclusive, and extremely valuable property of Company and/or Client. Accordingly, Consultant agrees that he will not to reproduce any of the Information without Company's prior written consent, or use the Information except in the ordinary course of performance of this Agreement, or divulge all or any part of the Information to any third party, either during or after the term of this Agreement.

A. PERMITTED DISCLOSURE. Confidential Information shall not include any information to the extent such information is generally known to the public through no disclosure or other act or omission, direct or indirect, of Consultant. Information shall not be deemed to be available to the general public for the purposes of this Agreement (a) merely because it is embraced by more general information in the prior possession of Consultant or of others, or
(b) merely because it is expressed in public literature in general terms not specifically in accordance with the Information.

B. INJUNCTIVE RELIEF. Consultant expressly agrees that the covenants set forth in Article III are reasonable and necessary to protect the Company and its legitimate business interests, and to prevent the unauthorized dissemination of confidential Information to competitors of the Company. Consultant also agrees that the Company will be irreparably harmed and that damages alone cannot adequately compensate the Company if there is a violation of Article III by Consultant, and that injunctive relief against Consultant is essential for the protection of the Company. Therefore, in the event of any such breach, it is agreed that, in addition to any other remedies available, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, plus reasonable attorneys' fees actually incurred for the securing of such relief.

IV.   INVENTIONS, COPYRIGHTS, ETC.

A. RIGHTS IN INVENTIONS. All inventions, discoveries, developments, and improvements made, conceived or reduced to practice by Consultant under or arising out of this Agreement ("Inventions") shall, whether or not such Inventions are patentable or copyrightable or made or conceived or reduced to practice or learned by Consultant either alone or jointly with others, become and remain the sole and exclusive property of Company. Consultant shall immediately notify Company in writing of, and provide detailed information concerning all such Inventions, and hereby transfers and assigns all of its rights, title, and interests in and to any such Inventions to Company, irrespective of whether or not any patent application is, or has been, filed for such Inventions. During and after the term of this Agreement, Consultant shall, at Company's request and Company's expense and through attorneys and representatives designated by Company, assist Company in making applications for Letters Patent in the United States and/or other countries for all such Inventions. Consultant will take whatever steps are necessary to have assigned to Company all such applications, and to protect Company's rights and vest in Company all rights, title, and interests in and to the Inventions and such Letters Patent.

B. COPYRIGHTS. Consultant hereby assigns to Company all of his rights, title, and interests in and to all copyrights on all writings, documents, reports, papers, drawings, tabulations, books, computer programs, and other works written or made by Consultant under or

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arising out of this Agreement ("Material"). All Materials developed by
Consultant under this Agreement are to be considered works made for hire as that term is defined in Section 101 of the Copyright Act (17 U.S.C. ss. 101) and are the sole and exclusive property of Company. To the extent that any such works may not be considered works made for hire for Company under applicable law, Consultant hereby assigns to Company and, upon their creation, will automatically assign to Company the ownership of such works, including copyright interests and any other intellectual property therein, without the necessity of any further consideration. Any assignment of copyright hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights" (collectively "Moral Rights"). To the extent such Moral Rights cannot be assigned under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, Consultant hereby waives such Moral Rights and consents to any action of the Company that would violate such Moral Rights in the absence of such consent. Consultant will confirm any such waivers and consents from time to time as requested by the Company.

C. ATTORNEY-IN-FACT. In the event, following reasonable efforts by the Company, that Company is unable for any reason whatsoever to secure Consultant's signature to any lawful and necessary document required to apply for or execute any Letters Patent or other application with respect to such an Invention (including renewals, extensions, continuations, divisions, or continuations in part of any Inventions), Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as Consultant's agents and attorneys-in-fact to act for and in Consultant's behalf and to execute and file any such Letters Patent and applications and to do all other lawfully permitted acts to further the prosecution of the application with the same legal force and effect as if executed by Consultant.

D. PRIOR INVENTIONS. Consultant has attached hereto as SCHEDULE B a complete list of all existing Inventions to which Consultant claims ownership as of the date of this Agreement and that Consultant desires to specifically clarify are not subject to this Agreement, and Consultant acknowledges and agrees that such list is complete. If no such list is attached to this Agreement, Consultant represents that Consultant has no such Inventions at the time of signing this Agreement. If any rights or Inventions assigned hereunder or any Results are based on, or incorporate, or are improvements or derivatives of, or cannot be reasonably made, used, reproduced and distributed without using or violating technology or rights owned or licensed by Consultant and not assigned hereunder, Consultant hereby grants the Company a perpetual, worldwide royalty-free, non-exclusive sublicensable right and license to exploit and exercise all such technology and rights in support of the Company's exercise or exploitation of any Results or assigned rights or Inventions (including any modifications, improvements and derivatives thereof).

V.    TERMINATION

A. Consultant agrees that this Agreement shall have a term of three (3) months, which period shall terminate on August 8, 2000, unless Consultant and Company agree that such period shall be extended.

B. Company may terminate this Agreement immediately without further payment to


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Consultant if:

   1. Consultant materially breaches any provision of this Agreement;

   2. Consultant does not satisfactorily perform the Services agreed upon in this Agreement; and

   3. Consultant commits, attempts to commit, engages in or conspires to commit any crime or act involving fraud, misrepresentation or gross misconduct against the Company.

C. Upon any termination under this Article V, Consultant will immediately stop performing all Services unless otherwise directed by Company in writing.

VI.   INDEPENDENT CONTRACTOR

A. Nothing herein contained shall be deemed to create an agency, joint venture, partnership or franchise relationship between the parties hereto. Consultant acknowledges that he is an independent contractor, and not an agent or employee of the Company and is not entitled to any Company employment rights or benefits and is not authorized to act on behalf of Company. Consultant shall be solely responsible for any and all tax obligations of Consultant, including but not limited to, all city, state and federal income taxes, social security withholding tax and other self employment tax incurred by Consultant. Company shall not dictate the work hours of Consultant during the term of this Agreement. Anything herein to the contrary notwithstanding, the parties hereby acknowledge and agree that Company shall have no right to control the manner, means, or method by which Consultant performs the services called for by this Agreement. Rather, Company shall be entitled only to direct Consultant with respect to the elements of services to be performed by Consultant and the results to be derived by Company, to inform Consultant as to where and when such services shall be performed, and to review and assess the performance of such services by Consultant for the limited purposes of assuring that such services have been performed and confirming that such results were satisfactory.

      B. Consultant will devote substantially his full professional time and attention to performing his obligations under this Agreement.

VII.  GENERAL

A. ASSIGNMENT. Company shall have the right to assign, delegate, or transfer at any time, in whole or in part, any or all of the rights, duties, and interests herein granted without the necessity of obtaining the consent of Consultant. Consultant acknowledges that this is a personal service contract and agrees not to assign any rights or delegate any duties hereunder without the prior written consent of Company.

B. CONTROLLING LAW. This Agreement will be governed by those laws of the State of New York.

C. AMENDMENT. Except as otherwise provided herein, this Agreement may be modified, amended, or any provision waived only by a written instrument signed by Consultant and the Company.


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D. ENTIRE AGREEMENT. This Agreement and the Attachments hereto constitute the entire agreement and set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all prior agreements, covenants, arrangements, letters, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party, and may not be modified, amended or terminated by mutual consent except by a written agreement specifically referring to this Agreement signed by the parties hereto and any other party to be charged.


            IN WITNESS WHEREOF, the parties hereto, each acting under due and proper authority, and each intending to be legally bound, have executed this Agreement on the date and year first above written.



HOTJOBS.COM, LTD.:                       STEPHEN W. ELLIS:


By: /s/ Richard S. Johnson               By: /s/ Stephen W. Ellis
    ----------------------                  -------------------------
Name:  Richard S. Johnson                   Name: Stephen W. Ellis
Title:  President and CEO

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                                   SCHEDULE A


                                  SCOPE OF WORK
                                  -------------

            Consultant shall provide the following services in accordance with the terms and conditions of the Agreement dated of even date herewith by and between Consultant and Company to which this Schedule A is attached:

   o  Integration of Resumix, Inc.

   o  Pursuing, negotiating and executing additional strategic initiatives; and

   o  Ensuring the smooth transition of Mr. Lowell Robinson into his role as
      CFO.
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                                   SCHEDULE B

HOTJOBS.COM, LTD.
406 W. 31ST STREET, 9TH FLOOR
NEW YORK, NY 10001

Ladies and Gentlemen:

            1. The following is a complete list of Inventions relevant to the performance of consulting services for HotJobs.com, Ltd. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to the execution of the Company's Consulting Services Agreement (the "Agreement") that I desire to clarify are not subject to the Agreement.

            No Inventions
-----

  X         See below
-----




            Additional sheets attached
-----




                                       /s/ Stephen W. Ellis
                                       -----------------------
                                       Stephen W. Ellis


Intellectual property developed on behalf of U.S. Medical Network, LLC.